Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Spine Appoints Jeffrey G. Black as Chief Financial Officer

Financial executive with extensive public-company experience to help strengthen the Company’s foundation and position for growth

CARLSBAD, CA, March 6, 2017 – Alphatec Spine, Inc. (Nasdaq: ATEC), a provider of spinal fusion technologies, announced today that it continues its investment in new executive talent with the hiring of Jeffrey G. Black as Executive Vice President and Chief Financial Officer.

Mr. Black is a seasoned executive with over 25 years’ experience in financial and operations management, including senior-level finance roles for six publicly-traded companies. As the CFO at Alphatec, Mr. Black will lead the finance, investor relations and accounting organizations, architecting the appropriate capital structure for the Company to execute its strategy and build a sustainable financial foundation for future growth.

“Jeff’s financial insight, capital restructuring and financing experience, as well as his open leadership style will be great enhancements to the Alphatec team,” said Terry Rich, Chief Executive Officer of Alphatec Spine. “His history of successfully leading growing organizations, his Wall Street relationships in the healthcare sector, and his strong discipline in cost and cash control make him an ideal fit for Alphatec. I look forward to partnering with Jeff as we continue to build a high-growth U.S. spine company and improve surgeons’ experiences and patient outcomes through our differentiated product offerings. We also thank Dennis Nelson, Vice President, Finance, for serving as Alphatec’s Principal Accounting Officer, and offering strong leadership of our finance and accounting organizations while we engaged in the CFO search.”

Mr. Black, 48, previously served as the Chief Financial Officer of Applied Proteomics, Inc., a company that develops novel, non-invasive diagnostics using a proteomics-based platform. Before joining Applied Proteomics, Mr. Black served as the Chief Financial Officer of AltheaDx, Inc., a molecular diagnostics company specializing in pharmacogenetic testing. Prior to AltheaDx, Mr. Black served as Chief Financial Officer of Verenium Corporation (formerly Diversa Corporation), a Nasdaq-listed pioneer in the development and commercialization of high-performance enzymes for use in industrial processes. During his nine-year tenure at Verenium/Diversa, Mr. Black played a leadership role in more than $500 million of strategic, equity, and debt financing transactions, culminating in the sale of the company to BASF in 2013. Mr. Black is a certified public accountant (inactive) and began his career with Ernst & Young LLP. He currently serves on the Board of Directors of Cellana, Inc., a privately-held algae bioproducts company.

“I am pleased to be joining Terry and his high-caliber leadership team, with a proven record of success in the spine market,” said Mr. Black. “With this new team in place, a robust product portfolio, and a rich pipeline of new products, Alphatec is well-positioned to continue on an accelerated path to improve patient lives. I am excited to be a part of the company’s transformation, with an eye toward building value for shareholders.”

As an inducement to entering into employment with the Company and in accordance with NASDAQ Listing Rule 5635(c)(4) under Alphatec’s 2016 Employment Inducement Award Plan (the “Plan”), on February 21, 2017, the Compensation Committee of the Board of Directors approved the following inducement awards to Mr. Black: 75,000 restricted stock units (RSUs) (with the grant of such RSUs made

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subject to, and effective on, the date on which Alphatec files a Registration Statement on Form S-8 registering the shares of common stock issuable upon settlement of the RSUs, which filing is expected to occur later this month) and an option to purchase 75,000 shares of common stock.

The RSUs and stock options were granted pursuant to the Plan. Collectively, the RSUs and options were granted as inducements material to Mr. Black entering into employment with Alphatec in accordance with NASDAQ Listing Rule 5635(c)(4).

The RSUs will vest in equal installments annually over four years on each of the first four anniversaries of Mr. Black’s first date of employment, assuming in each case that he remains continuously employed by Alphatec as of such vesting date. In addition, the RSUs will fully vest upon a change in control of Alphatec.

The stock options will have an exercise price equal to the closing price per share of Alphatec’s common stock as reported by NASDAQ on the date of grant (March 6, 2017). The stock options will vest over four years, with 25% of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, assuming in each case Mr. Black remains continuously employed by Alphatec as of such vesting date. In addition, the options will fully vest upon a change in control of Alphatec.

The Board approved an amendment to the Plan to increase the shares reserved for issuance thereunder by 600,000 shares, effective February 21, 2017.

Alphatec is providing this information in accordance with NASDAQ Listing Rule 5635(c)(4).

Further information regarding the Company’s appointment of Jeffrey G. Black as Executive Vice President Finance and Chief Financial Officer is set forth in a Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission (SEC) on March 6, 2017 and is available on both the SEC’s website at www.sec.gov and the Company’s website at www.alphatecspine.com.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a medical device company that designs, develops and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. The Company’s mission is to improve lives by delivering advancements in spinal fusion technologies. The Company and its affiliates market products in the U.S. via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business

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conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the Company’s ability to build a high-growth U.S. spine company; ability to strengthen its position in the U.S. spine market; ability to improve surgeon’s

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experiences, patient outcomes and patient lives; ability to build value for shareholders; ability to architect the appropriate capital structure; ability to build a sustainable financial foundation for future growth; the potential of the Company’s pipeline of products; and the Company’s ability to achieve its strategic goals. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainty of success in developing new products or products currently in the Company’s pipeline; the failure to achieve acceptance of the Company’s products by the surgeon community; the failure to obtain FDA clearance or approval for new products or prolonged delays in the process; continuation of favorable third party payor reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

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